UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2019

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000‑24389	36‑4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050
Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Corporate Governance Guidelines of OneSpan Inc. (the “Company”) require a director to notify the Company’s board of directors (the “Board”) for consideration of any change in the director’s primary business or professional activities or relationships.  On January 1, 2019, Arthur Gilliland tendered his resignation from the Board in light of his acceptance of a new executive position in the cyber security industry.  On January 3, 2019, the Board accepted Mr. Gilliland’s resignation.  There was no disagreement between Mr. Gilliland and the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 3, 2019, the Board adopted, amended and restated by-laws of the Company (the by-laws, as so amended and restated, the “Amended and Restated By-Laws”), effective immediately.  The Amended and Restated By-Laws, among other things:

•	Update the name of the Company to “OneSpan Inc.”;
•	Provide for majority voting in director elections (with plurality voting for contested elections);
•	Modify the provisions relating to stockholder nominations and proposals:
o

To provide that stockholder nominations and proposals are no longer due between 60 and 90 days prior to the date of the meeting but, rather, (x) in the case of an annual meeting, 90 to 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders and (y) in the case of a special meeting, no earlier than 120 days prior to the date of the special meeting and no later than the later of 90 days prior to such special meeting or the 10th day following the day on which the Company first publicly announces the date of such special meeting;

o	To ensure that a nominating stockholder’s written notice is accompanied by a written questionnaire completed by each proposed nominee; and
o	To clarify that the provisions of the Amended and Restated By-Laws do not apply with respect to stockholder proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended;
•	Modify the quorum requirements for meetings of the Board and the committees thereof;
•	Modify the meeting notice requirements for meetings of the Board;
•	Clarify that all director nominees submit a written questionnaire;
•	Provide for a non-executive Chairman of the Board; and
•	Update and clarify the methods by which notice may be given to stockholders.

As a result of the changes described above, if the 2019 annual meeting of the Company’s stockholders is no more than 30 days before or 70 days after the first anniversary of the 2018 annual meeting of the Company’s stockholders, stockholders may submit nominations and proposals under the Amended and Restated By-Laws for the 2019 annual meeting no earlier than 5:00 p.m. Central Time on February 13, 2019 and no later than 5:00 p.m. Central Time on March 15, 2019.

The foregoing summary of the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 3, 2019, the Board voted to appoint John N. Fox, Jr. as Chairman of the Board. Previously, Mr. Fox had been Lead Independent Director of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated By-Laws of OneSpan Inc. dated January 3, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

anuar
Date: January 7, 2019	OneSpan Inc.

/s/ Mark S. Hoyt
Mark S. Hoyt
Chief Financial Officer